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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): July 23, 1997
                                                  -------------

                            Quaker State Corporation
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            (Exact name of registrant as specified in its charter)


       Delaware                     1-2677                   25-0742820
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(State of incorporation)     (Commission File No.)      (IRS Employer ID No.)


225 E. John Carpenter Freeway, Irving, Texas                   75062
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(Address of principal executive offices)                     (Zip Code)


                                 (972) 868-0400
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             (Registrant's telephone number, including area code)

                                   Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report)


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ITEM 5. Other

     Slick 50. As reported in Quaker State Corporation's report on Form 10-K for the year ending December 31, 1996, the Federal Trade Commission (FTC) filed an administrative proceeding on July 16, 1996 seeking an order that Quaker State Slick 50, Inc. (Slick 50), a subsidiary of Quaker State Corporation (Company), and several Slick 50 subsidiaries cease and desist from making certain product claims concerning Slick 50 engine treatment and refrain from making other product claims without adequate substantiation. On July 23, 1997, the FTC released for public comment a proposed settlement of the administrative proceeding. The proposed consent decree, if finally approved, would include restrictions on the future advertising of Slick 50 products and would include agreement by the FTC not to seek consumer redress provided Slick 50 makes available by January 1998, at least $10,000,000 in consumer redress in the form of coupons, refunds or free products for former purchasers of Slick 50 products. The proposed consent decree would be without any admission of wrongdoing by Slick 50.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       QUAKER STATE CORPORATION
                                       (Registrant)

DATE: August 7, 1997

                                       By:  /s/ Conrad A. Conrad
                                            --------------------------------
                                            Conrad A. Conrad
                                            Vice Chairman and
                                            Chief Financial Officer